UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2011

MERGE HEALTHCARE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, 24th Floor

Chicago, Illinois 60601-6436

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (312) 565-6868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

As previously disclosed, Merge Healthcare Incorporated (the “Company”) completed its acquisition of Ophthalmic Imaging Systems on August 4, 2011 (the “OIS Acquisition”). On August 5, 2011, in connection with the closing of the OIS Acquisition, the Company committed to a restructuring initiative to materially reduce its workforce. This restructuring initiative also considers an assessment of ongoing personnel needs in light of the acquisition.

The Company expects to have substantially completed the restructuring initiative within the next 30 days. However, as of the date of this Current Report on Form 8-K, the Company is unable to determine the charges it expects to incur in accordance with generally accepted accounting principles as a result of such action. The Company will amend this Current Report on Form 8-K following such determination in order to disclose the information called for by paragraphs (b), (c) and (d) of Item 2.05 to Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

By:	/s/ Ann G. Mayberry-French
Name:	Ann G. Mayberry-French
Title:	General Counsel and Corporate Secretary

Date: August 11, 2011